Exhibit 10.3.3

EXECUTION VERSION

AMENDMENT NO. 2 TO LOAN AND SERVICING AGREEMENT, dated as of June 13, 2019 (this “Amendment”), among GSO Stone Street LLC, a Delaware limited liability company (the “Borrower”), GSO Direct Lending Fund-D LP, as servicer (the “Servicer”) and equityholder (the “Equityholder”), Société Generale, as agent (the “Agent”), each Lender party hereto (each, a “Lender” and collectively, the “Lenders”), Citibank, N.A., as collateral agent and collateral custodian (the “Collateral Agent”) and Virtus Group, LP, as collateral administrator (the “Collateral Administrator”).

WHEREAS, the Borrower, the Collateral Agent, the Collateral Administrator, the Lenders and the Agent are party to the Loan and Servicing Agreement, dated as of October 11, 2018 (as amended, supplemented, amended and restated and otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrower, the Agent, the Lenders, the Collateral Agent and the Collateral Administrator have agreed to amend the Loan Agreement in accordance with the terms and conditions set forth herein; and

WHEREAS, on the date hereof, Great American Life Insurance Company (“GALIC”) shall become a Revolving Lender under the Loan Agreement (in addition to a Term Lender thereunder).

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Loan Agreement.

ARTICLE II

Amendments

SECTION 2.1. Amendments to the Loan Agreement. As of the date of this Amendment, the Loan Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Loan Agreement attached as Appendix A hereto.

ARTICLE III

Reallocation of Loans

SECTION 3.1. As of the date of this Amendment, GALIC shall pay to the Agent, for the ratable benefit of each Lender that was a Revolving Lender immediately prior to the effectiveness of this Amendment, the amounts set forth on Appendix B, which amounts shall decrease the outstanding principal amount of each such Lender’s Revolving Loans, such that immediately after giving effect to such payments the outstanding principal balance of Revolving Loans shall be allocated to each Revolving Lender pro rata (on the basis of Revolving Commitments).

ARTICLE IV

Conditions to Effectiveness

SECTION 4.1. This Amendment shall become effective as of the date first written above upon the satisfaction of each of the following conditions:

(a) the execution and delivery of this Amendment by each party hereto;

(b) the Agent’s receipt of a legal opinion of counsel for the Borrower, in form and substance reasonably satisfactory to the Agent covering such matters as the Agent may reasonably request;

(c) payment of all fees due and owing to the Agent on or prior to the date of this Amendment; and

(d) the Agent’s receipt of a good standing certificate for the Borrower issued by the applicable office body of its jurisdiction of organization and a certified copy of the resolutions of the board of managers or directors (or similar items) of the Borrower approving this Amendment and the transactions contemplated hereby, certified by its secretary or assistant secretary or other authorized officer.

ARTICLE V

Representations and Warranties

SECTION 5.1. The Borrower hereby represents and warrants to the Agent that, as of the date first written above, (i) no Event of Default or Unmatured Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower contained in the Loan Agreement are true and correct in all material respects on and as of such day (other than any representation and warranty that is made as of a specific date).

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ARTICLE VI

Miscellaneous

SECTION 6.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 6.2. Severability Clause. In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 6.3. Ratification. Except as expressly amended and waived hereby, the Loan Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Agreement shall form a part of the Loan Agreement for all purposes and is therefore a Transaction Document.

SECTION 6.4. Entire Agreement. The only amendments being made to the Loan Agreement are those that are set forth in this Agreement; no other amendments are being made. This Agreement, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and negotiations, both written and oral, among the parties hereto with respect to the subject matter of this Agreement. Neither this Agreement nor any provision hereof is intended to confer upon any Person other than the parties hereto and the other parties hereto.

SECTION 6.5. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together shall constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 6.6. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

GSO STONE STREET LLC, as Borrower

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Servicing Agreement]

GSO DIRECT LENDING FUND-D LP, as Servicer and Equityholder

By:	/s/ Marisa J. Beeney
Name: Marisa J. Beeney
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GENERALE, as Agent

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Servicing Agreement]

CITIBANK, N.A., as Collateral Agent and as Collateral Custodian

By:	/s/ Thomas Varcados
Name: Thomas Varcados
Title: Senior Trust Officer

[Signature Page to Second Amendment to Loan and Servicing Agreement]

VIRTUS GROUP, LP, as Collateral Administrator

By:	/s/ Joseph U. Elston
Name: Joseph U. Elston
Title: Partner

[Signature Page to Second Amendment to Loan and Servicing Agreement]

SOCIÉTÉ GENERALE, as a Lender

By:	/s/ Julien Thinat
Name: Julien Thinat
Title: Authorized Signatory

[Signature Page to Second Amendment to Loan and Servicing Agreement]

GREAT AMERICAN LIFE INSURANCE COMPANY, as a Lender

By:	/s/ Mark F. Muething
Name: Mark F. Muething
Title: President

[Signature Page to Second Amendment to Loan and Servicing Agreement]

GREAT AMERICAN INSURANCE COMPANY, as a Lender

By:	/s/ Stephen C. Beraha
Name: Stephen C. Beraha
Title: Assistant Vice President

[Signature Page to Second Amendment to Loan and Servicing Agreement]

APPENDIX A

EXECUTION VERSION

CONFORMED THROUGH AMENDMENT ~~1~~2

LOAN AND SERVICING AGREEMENT

dated as of October 11, 2018

GSO STONE STREET LLC,

as Borrower

GSO DIRECT LENDING FUND-D LP,

as Servicer and Equityholder

THE LENDERS FROM TIME TO TIME PARTIES HERETO,

SOCIÉTÉ GENERALE,

as Agent

THE OTHER LENDER AGENTS PARTIES HERETO,

VIRTUS GROUP, LP,

as Collateral Administrator

and

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ARTICLE IV	PAYMENTS; TAXES	54

Section 4.1	Making of Payments	54

Section 4.2	Due Date Extension	~~54~~55

Section 4.3	Taxes	55

ARTICLE V	INCREASED COSTS, ETC.	~~58~~59

Section 5.1	Increased Costs, Capital Adequacy	~~58~~59

ARTICLE VI	CONDITIONS TO LOANS	60

Section 6.1	Effectiveness	60

Section 6.2	Loans and Reinvestments	~~61~~62

Section 6.3	Transfer of Collateral Obligations and Permitted Investments	63

ARTICLE VII	ADMINISTRATION AND MANAGEMENT OF COLLATERAL OBLIGATIONS	~~64~~65

Section 7.1	Retention and Termination of the Servicer	~~64~~65

Section 7.2	Resignation and Removal of the Servicer; Appointment of Successor Servicer	~~64~~65

Section 7.3	Duties of the Servicer	66

Section 7.4	Representations and Warranties of the Servicer	67

Section 7.5	Covenants Relating to the Servicer	~~69~~70

Section 7.6	Reserved	~~72~~73

Section 7.7	Collateral Reporting	~~72~~73

Section 7.8	Reserved	~~72~~73

Section 7.9	Procedural Review of Collateral Obligations; Access to Servicer and Servicer’s Records	73

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Section 7.10	Optional Sales	~~73~~74

Section 7.11	Repurchase or Substitution of Warranty Collateral Obligations	75

ARTICLE VIII	ACCOUNTS; PAYMENTS	76

Section 8.1	Accounts	76

Section 8.2	Excluded Amounts	~~77~~78

Section 8.3	Distributions, Reinvestment and Dividends	78

Section 8.4	Fees	~~81~~82

Section 8.5	Monthly Report	82

ARTICLE IX	REPRESENTATIONS AND WARRANTIES OF THE BORROWER	82

Section 9.1	Organization and Good Standing	~~82~~83

Section 9.2	Due Qualification	~~82~~83

Section 9.3	Power and Authority	83

Section 9.4	Binding Obligations	83

Section 9.5	Security Interest	83

Section 9.6	No Violation	84

Section 9.7	No Proceedings	84

Section 9.8	No Consents	~~84~~85

Section 9.9	Solvency	85

Section 9.10	Compliance with Laws	85

Section 9.11	Taxes	85

Section 9.12	Monthly Report	85

Section 9.13	No Liens, Etc.	~~85~~86

Section 9.14	Information True and Correct	86

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LOAN AND SERVICING AGREEMENT

THIS LOAN AND SERVICING AGREEMENT is made and entered into as of October 11, 2018, among GSO STONE STREET LLC, a Delaware limited liability company (the “Borrower”), GSO DIRECT LENDING FUND-D LP, a Delaware limited partnership, as Servicer (as hereinafter defined) and as Equityholder (as hereinafter defined), each LENDER (as hereinafter defined) FROM TIME TO TIME PARTY HERETO, the LENDER AGENTS for the Lender Groups (as hereinafter defined) from time to time parties hereto (each such party, in such capacity, together with their respective successors and permitted assigns in such capacity, a “Lender Agent”), Virtus Group, LP, as Collateral Administrator (as hereinafter defined), Citibank, N.A., as Collateral Agent and Collateral Custodian (each as hereinafter defined), and SOCIÉTÉ GENERALE, as Agent (in such capacity, together with its successors and permitted assigns in such capacity, the “Agent”).

RECITALS

WHEREAS, the Borrower desires that each Lender extend financing on the terms and conditions set forth herein; and

WHEREAS, each Lender desires to extend financing on the terms and conditions set forth herein.

NOW, THEREFORE, based upon the foregoing Recitals, the premises and the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Defined Terms. As used in this Agreement, the following terms have the following meanings:

“1940 Act” means the Investment Company Act of 1940, as amended

“Account” means the Unfunded Exposure Account, the Custodial Account, the Principal Collection Account and the Interest Collection Account, together with any sub-accounts deemed appropriate or necessary by the Securities Intermediary, for convenience in administering such accounts.

“Account Collateral” has the meaning set forth in Section 12.1(d).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of the Effective Date, by and between the Borrower, as pledgor, the Collateral Agent on behalf of the Secured Parties, as secured party, and the Collateral Custodian, as Securities Intermediary. or replacement index) for such day (or if such day is not a Business Day, the immediately prior Business Day).

“Amount Available” means, with respect to any Distribution Date, the sum of (a) the amount of Collections with respect to the related Collection Period and any amounts paid into the Collection Account under any Hedging Agreement with respect to the Accrual Period ending on the day preceding such Distribution Date, plus (b) any investment income earned on amounts on deposit in the Collection Account since the immediately prior Distribution Date (or since the Effective Date in the case of the first Distribution Date), plus (c) any Repurchase Amounts deposited in the Collection Account with respect to the related Collection Period.

“Anti-Corruption Laws” means any laws, rules and regulations of any jurisdiction applicable from time to time to the Borrower or any of its Affiliates, concerning bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, (15 U.S.C. § 78dd-1, et seq.) and the U.K. Bribery Act 2010.

“Anti-Money Laundering Laws” means any laws, rules and regulations applicable from time to time to the Borrower or any of its Affiliates relating to money laundering or terrorist financing.

“Applicable Law” means for any Person all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Official Body applicable to such Person (including, without limitation, predatory and abusive lending laws, usury laws, the Federal Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson Moss Warranty Act, the Federal Reserve Board’s Regulations “B” and “Z”, the Servicemembers Civil Relief Act of 2003 and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code and all other consumer credit laws and equal credit opportunity and disclosure laws) and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Applicable Margin” means (a) on any date that is prior to the Second Amendment Effective Date (i) prior to the occurrence of any Event of Default, 2.00% per annum and (ii) on and after the occurrence of any Event of Default, 4.00%. and (b) thereafter, (i) prior to the occurrence of any Event of Default, 2.05% per annum and (ii) on and after the occurrence of any Event of Default, 4.05%.

“Appropriate Accounting Principles” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Collection Period” means, with respect to the first Distribution Date, the period from and including the Effective Date to and including the Determination Date preceding the first Distribution Date; and thereafter, the period from but excluding the Determination Date preceding the previous Distribution Date to and including the Determination Date preceding the current Distribution Date.

“Collections” means the sum of all Interest Collections and all Principal Collections received with respect to the Collateral.

“Commitment” means the Revolving Commitments and the Term Commitments.

“Commitment Fee Rate A” means, with respect to a calculation date that occurs (x) ~~prior~~from the Second Amendment Effective Date to the 3-month anniversary ~~from~~of the Second Amendment Effective Date, 0%, (y) on or after the 3-month anniversary from the Second Amendment Effective Date and prior to the 6-month anniversary from the Second Amendment Effective Date, 0.25% (z) on or after the 6-month anniversary from the Second Amendment Effective Date and prior to the last day of the Revolving Period, 0.50%.

“Commitment Fee Rate B” means 1.50%.

“Committed Lenders” means, for any Lender Group, the Persons executing this Agreement in the capacity of a “Committed Lender” for such Lender Group (or an assignment hereof) in accordance with the terms of this Agreement.

“Competitor” means (a) any Person primarily engaged in the business of private asset management as a business development company, mezzanine fund, private debt fund, hedge fund or private equity fund, which is in direct or indirect competition with the Borrower, the Servicer, or any Affiliate thereof that is an investment advisor, (b) any Person controlled by, or controlling, or under common control with, a Person referred to in clause (a) above, or (c) any Person for which a Person referred to in clause (a) above serves as an investment advisor with discretionary investment authority.

“Conduit Lender” means any Person that shall become a party to this Agreement in the capacity as a “Conduit Lender” and any assignee of any of the foregoing.

“Contractual Obligation” means with respect to any Person, any provision of any securities issued by such Person or any mortgage, deed of trust, contract, undertaking, agreement, instrument or other document to which such Person is a party or by which it or any of its property is bound or to which either is subject.

“Conversion Date” means any date selected by the Agent for conversion of the applicable Revolving Loans into Term Loans.

“Corporate Trust Office” means the applicable designated corporate trust office of the Collateral Agent or the Collateral Custodian, as applicable, specified on Annex A, or such other address within the United States as it may designate from time to time by notice to the Agent. (expressed as a percentage) and (y) with respect to any other Collateral Obligation, the Haircut, in each case, as applicable to each such individual Collateral Obligation:

(a) the excess, if any and without duplication, of the sum of the Principal Balances of all Collateral Obligations that are Second Lien Loans and Deemed Second Lien Loans over 15.0% of the Excess Concentration Measure;

(b) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are obligations of any single Obligor (other than an Obligor described in the following proviso) over 5% of the Excess Concentration Measure; provided, the sums of the Principal Balances of all Collateral Obligations (individually per Obligor) that are obligations of any three Obligors that represent Principal Balances in excess of all other single Obligors may be up to 7% of the Excess Concentration Measure;

(c) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations in any single Moody’s Industry Classification (other than the Corp-Energy: Oil & Gas” Moody’s Industry Classification) other than a Moody’s Industry Classification described in the following proviso over 15% of the Excess Concentration Measure; provided, that (x) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the largest Moody’s Industry Classification (other than the “Corp-Energy: Oil & Gas” Moody’s Industry Classification) may be up to 30% of the Excess Concentration Measure, (y) the sum of the Principal Balances of all Collateral Obligations that are obligations of Obligors in the second largest Moody’s Industry Classification (other than the “Corp-Energy: Oil & Gas” Moody’s Industry Classification) other than the Moody’s Industry Classification specified in clause (x) may be up to 20% of the Excess Concentration Measure and (z) the Moody’s Industry Classification of Corp-Energy: Oil & Gas may be up to 10% of the Excess Concentration Measure;

(d) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Fixed Rate Collateral Obligations over 10% of the Excess Concentration Measure;

(e) the excess, if any and without duplication, of the sum of the Principal Balances of all Collateral Obligations that are Unitranche B Loans, Unitranche C Loans, Unitranche D Loans, Unitranche E Loans, FILO A Loans, FILO B Loans, FILO C Loans, FILO D Loans or FILO ~~D~~E Loans over 50.0% of the Excess Concentration Measure;

(f) the excess, if any and without duplication of the Principal Balances of all Collateral Obligations, which have an Obligor organized in a country other than the United States over 10% of the Excess Concentration Measure;

(g) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Deferrable Collateral Obligations over 10% of the Excess Concentration Measure;

(h) the excess, if any, of the sum of the Principal Balances of all Senior Secured Bonds over 10% of the Excess Concentration Measure;

(i) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are Variable Funding Assets over 10% of the Excess Concentration Measure;

(j) the excess, if any and without duplication of the Principal Balances of all Collateral Obligations, which have an Obligor organized in Canada over 10% of the Excess Concentration Measure; and

(k) the excess, if any, of the sum of the Principal Balances of all Collateral Obligations that are First Lien Broadly Syndicated Loans over 40% of the Excess Concentration Measure.

“Excess Concentration Measure” means (a) ~~during the Ramp-up Period~~prior to the 3-month anniversary from the Second Amendment Effective Date, the Target Portfolio Amount, and (b) ~~after the Ramp-up Period~~thereafter, the sum of (x) the Aggregate Eligible Collateral Obligation Amount, (y) all Principal Collections on deposit in the Principal Collection Account and (z) all amounts on deposit in the Unfunded Exposure Account.

“Excess Funds” as of any date of determination and with respect to any Conduit Lender, funds of such Conduit Lender not required, after giving effect to all amounts on deposit in its commercial paper account, to pay or provide for the payment of (i) all of its matured and maturing commercial paper notes on such date of such determination, (ii) the principal of and interest on all of its loans outstanding on such date of such determination and (iii) and other amounts in accordance with its commercial paper notes and applicable transaction documents.

“Excluded Amounts” means (i) any amount received in the Collection Account with respect to any Collateral Obligation, which amount is attributable to the reimbursement of payment by the Borrower of any Tax, fee or other charge imposed by any Official Body on such Collateral Obligation or on any Related Security, (ii) any interest or fees (including origination, agency, structuring, management or other up-front fees) that are for the account of the applicable Person from whom the Borrower purchased such Collateral Obligation, (iii) any reimbursement of insurance premiums, (iv) any escrows relating to Taxes, insurance and other amounts in connection with Collateral Obligations which are held in an escrow account for the benefit of the Obligor and the secured party pursuant to escrow arrangements under Underlying Instruments, (v) any amount deposited into the Collection Account in error or (vi) payments by the Obligors of indemnification obligations and reimbursements for actually incurred out-of-pocket expenses, in each case that are not received in lieu of principal, interest or fees owed under the related Underlying Instruments.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Obligations pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Obligations (other than pursuant to Section 17.16) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 4.3, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.3(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Executive Officer” means, with respect to the Borrower, the Servicer or the Equityholder, the Chief Executive Officer, the Chief Operating Officer, the Executive Vice President of such Person or any other Person included on the incumbency of the Borrower, Servicer or Equityholder, as applicable, delivered hereunder and, with respect to any other Person, the President, Chief Financial Officer, Executive Vice President or any Vice President.

“Extension Request” has the meaning set forth in Section 2.6.

“Facility” means the loan facility to be provided to the Borrower pursuant to, and in accordance with, this Agreement.

“Facility Amount” means $~~150,000,000~~250,000,000 (or such greater amount as may be agreed by the Lenders).

“Facility Termination Date” means the earlier of (i) October 11, 2023 and (ii) the effective date on which the facility hereunder is terminated pursuant to Section 13.2.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with such sections of the Code and any legislation, law, regulation or practice enacted or promulgated pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any period, the greater of (a) 0.0% and (b) a fluctuating rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three federal funds brokers of recognized standing selected by it.

“Fee Letter” has the meaning set forth in Section 8.4.

“Fees” has the meaning set forth in Section 8.4.

“Margin Stock” means “Margin Stock” as defined under Regulation U issued by the FRS Board.

“Market Value” means, with respect to any Collateral Obligation that is a First Lien Broadly Syndicated Loan or Senior Secured Bond, at any date of determination thereof selected by the Agent, the product of (x) the bid side market price (expressed as a percentage) of such Collateral Obligation as reasonably determined by the Agent and (y) the Principal Balance (determined pursuant to clause (y) of the definition thereof) of such First Lien Broadly Syndicated Loan or Senior Secured Bond, provided~~,~~ that the Borrower may dispute the determination of the Market Value of any Collateral Obligation by the Agent upon written notice to the Agent (a “Market Value Dispute Notice”) no later than one Business Day after the Borrower is notified of such determination, and if the Borrower obtains firm executable bids of the then full outstanding principal amount of such Eligible Collateral Obligation from two Approved Broker Dealers that are not Affiliates of the Borrower within one Business Day after the Market Value Dispute Notice is delivered to the Agent, the Market Price shall be the median of such bids until the next date of determination of the Market Value of such Eligible Collateral Obligation.

“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, financial condition, or business of the Borrower or the Servicer taken as a whole; (b) the ability of the Borrower or the Servicer to perform its obligations under this Agreement or any of the other Transaction Documents; (c) the validity or enforceability of this Agreement, any of the other Transaction Documents, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the aggregate value of the Collateral or on the collateral assignments and Liens granted by the Borrower in this Agreement taken as a whole.

“Material Modification” means (a) any amendment, waiver, modification or supplement of any Eligible Collateral Obligation which:

(i) reduces or forgives any or all of the principal amount or non-default interest due under such Collateral Obligation;

(ii) delays or extends the stated maturity date for such Collateral Obligation;

(iii) increases the advance rate for such Collateral Obligation by more than 10% (including any subsequent increase of an additional 10%);

(iv) waives one or more interest payments, permits any interest due in cash to be deferred or capitalized and added to the principal amount of such Collateral Obligation, or reduces the spread or coupon with respect to such Collateral Obligation;

(v) substitutes, alters or releases the underlying collateral securing such Collateral Obligation and any such substitution, alteration or release, as determined in the sole discretion of the Agent, materially and adversely affects the value of such Eligible Collateral Obligation; provided that the foregoing shall not apply to any release in conjunction with a relatively contemporaneous disposition by the related Obligor accompanied by a mandatory reinvestment of net proceeds or mandatory repayment of the related loan facility with the net proceeds; or

(b) any other type of amendment, waiver, modification or supplement with respect to a particular Eligible Collateral Obligation that is specified to Borrower by the Agent in writing;

provided that, for the avoidance of doubt, “Material Modification” shall not include any change to the base rate in respect of a Collateral Obligation from LIBOR to an alternative rate, including any applicable spread or payment frequency adjustments thereto that in the Servicer’s commercially reasonable judgment is consistent with the successor for LIBOR.

“Measurement Date” means each of the following, as applicable: (i) the Effective Date; (ii) each Determination Date, (iii) each Funding Date; (iv) the date of any repayment or prepayment pursuant to Section 2.4; (v) the date that the Servicer has actual knowledge of the occurrence of any Evaluation Event with respect to any Collateral Obligation; (vi) the date of any optional repurchase or substitution pursuant to Section 7.11; (vii) the date of any Optional Sale; and (viii) for purposes of calculating the Market Value of each First Lien Broadly Syndicated Loan or Senior Secured Bond, each Business Day.

“Minimum Commitment Usage” means, the product of (i) the total Commitments and (ii) (x) on any calculation date ~~prior~~from the Second Amendment Effective Date to the ~~6~~3-month anniversary ~~from~~of the Second Amendment Effective Date, ~~0~~60% or (y) on any calculation date thereafter, 75%.

“Monthly Report” means a report prepared by the Collateral Administrator, on behalf of the Borrower, substantially in the form of Exhibit D.

“Moody’s” means Moody’s Investors Service, Inc., or any successor thereto.

“Moody’s Industry Classification” means the industry classifications set forth in the Moody’s Global Approach to Rating Collateralized Loan Obligations dated February 27, 2014, Appendix 7, as identified on Schedule 2 hereto (with the determination of an industry classification for a particular Collateral Obligation being determined in accordance with the classifications therein or as otherwise agreed by the Agent), as such industry classifications shall be updated at the option of the Agent in its sole discretion if Moody’s publishes revised industry classifications and the application of such revised industry classifications to this facility is necessary to avoid an increased regulatory capital charge for the Agent or its Affiliates that are Lenders hereunder.

“Note” means a promissory grid note, in the form of Exhibit A, made payable to the order of a Lender Agent, on behalf of the related Lenders.

“Note Agent” has the meaning set forth in Section 14.1.

pursuant to the applicable Underlying Instruments and (iv) as to agented loans, Liens in favor of the agent on behalf of all the lenders of the related Obligor.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, limited liability company, trust, unincorporated association, joint venture, government or any agency or political subdivision thereof or any other entity.

“Prepayment Fee” means (x) prior to the one-year anniversary of the Effective Date, a nonrefundable fee equal to the product of (a) the amount of each permanent reduction in the aggregate amount of the applicable Lender Group’s Term Commitment or Revolving Commitment, and (b) 1.00% and (y) thereafter, zero; provided that such Prepayment Fees shall be subject to the provisions of Section 2.5.

“Primary Servicer Fee” means with respect to any Distribution Date, the fee payable to the Servicer or successor Servicer (as applicable) for services rendered during the related Collection Period, which shall be equal to one-fourth of the product of (i) the Primary Servicer Fee Percentage multiplied by (ii) the average of the values of the aggregate Collateral Obligation Amount of the Eligible Collateral Obligations on the first day and the last day of the related Collection Period. For the avoidance of doubt, the Servicer may waive or defer the payment of any Primary Servicer Fee in its sole discretion.

“Primary Servicer Fee Percentage” means 0.45%.

“Principal Allocation Formula” means, with respect to a prepayment of the Loans as specifically set forth herein, to each of the Revolving Loans and Term Loans in accordance with their respective Principal Sharing Percentages (determined immediately prior to the application provided for in this definition); provided, in each case, that if the Principal Allocation Formula would result in the allocation of a payment of principal to the Revolving Loans in excess of the aggregate outstanding principal amount thereof, then the amount of such excess shall be deposited into the Collection Account.

“Principal Balance” means with respect to any Collateral Obligation and as of any date, the lower of (x) the Purchase Price ~~paid by the Borrower for~~of such Collateral Obligation as of such date and (y) the outstanding principal balance of such Collateral Obligation as of such date, exclusive of (~~x~~i) any deferred or capitalized interest on any Deferrable Collateral Obligation that is deferred or capitalized after the Cut-Off Date applicable to such Deferrable Collateral Obligation and (~~y~~ii ) any unfunded amounts with respect to any Variable Funding Asset; provided, that for purposes of calculating the “Principal Balance” of any Deferrable Collateral Obligation, principal payments received on such Collateral Obligation shall first be applied to reducing or eliminating any outstanding deferred or capitalized interest; provided, further, that the “Principal Balance” of any Variable Funding Asset as of any date shall be equal to the outstanding principal balance thereof plus amounts on deposit in respect thereof in the Unfunded Exposure Account. The “Principal Balance” of any Equity Security shall be zero.

“Principal Collections” means any and all amounts of collections received with respect to the Collateral other than Interest Collections and Excluded Amounts, including (but not limited to) (i) all collections attributable to principal on such Collateral, (ii) the earnings on Principal Collections in the Collection Account that are invested in Permitted Investments, (iii) all payments received by the Borrower pursuant to any Hedging Agreement that is an interest rate swap or index rate swap transaction and (iv) all Repurchase Amounts, in each case other than Retained Interests.

“Principal Collection Account” means a segregated, non-interest bearing securities account (within the meaning of Section 8-501 of the UCC) number 12084200, which is created and maintained on the books and records of the Securities Intermediary entitled “Principal Collection Account” in the name of the Borrower and subject to the prior Lien of the Collateral Agent for the benefit of the Secured Parties, which is established and maintained pursuant to Section 8.1(a).

“Principal Sharing Percentage” means, with respect to any payment of principal of the Loans that is to be allocated according to the Principal Allocation Formula, a fraction, expressed as a percentage:

(a) the numerator of which is:

(i) the aggregate principal amount of the Term Loans or Revolving Loans, as applicable, outstanding on such date; and

(b) the denominator of which is the sum of:

(i) the aggregate principal amount of the Term Loans outstanding on such date; and

(ii) the aggregate principal amount of the Revolving Loans outstanding on such date.

“Proceeding” means any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchase Price” means, ~~with respect to any~~as of any date of determination, (a) with respect to any Collateral Obligation acquired by the Borrower in connection with its primary origination for a purchase price (as a percentage of par) equal to or greater than 97%, the par value of such Collateral Obligation as of the date of such acquisition minus all Principal Collections described in clause (i) of the definition thereof received by the Borrower as of such date in respect of such Collateral Obligation, and (b) with respect to any other Collateral Obligation, the actual price paid by the Borrower for such Collateral Obligation minus all Principal Collections described in clause (i) of the definition thereof received by the Borrower as of such date in respect of such Collateral Obligation.

~~“Ramp-up Period” means the period from and including the Effective Date to the earlier of (i) the first date on which the sum of the Principal Balances of all Eligible Collateral Obligations equals or is greater than the Target Portfolio Amount and (ii) the six-month anniversary of the Effective Date.~~

“Rating Agencies” means Standard & Poor’s, Morningstar Credit Ratings, LLC, Moody’s and any other rating agency that has been requested to issue a rating with respect to the commercial paper notes issued by any Conduit Lender.

“Recipient” means (a) the Agent, (b) any Lender Agent, (c) any Lender and (d) any other recipient of a payment hereunder.

“Records” means the Collateral Obligation File for any Collateral Obligation and all other documents, books, records and other information prepared and maintained by or on behalf of the Borrower with respect to any Collateral Obligation and the Obligors thereunder, including all documents, books, records and other information prepared and maintained by the Borrower or the Servicer with respect to such Collateral Obligation or Obligors.

“Reinvestment” has the meaning given in Section 8.3(b).

“Reinvestment Date” has the meaning given in Section 8.3(b).

“Reinvestment Request” has the meaning given in Section 8.3(b).

“Related Collateral Obligation” means any Collateral Obligation where the Equityholder or any Subsidiary of the Equityholder owns a Variable Funding Asset pursuant to the same Underlying Instruments; provided that any such asset will cease to be a Related Collateral Obligation once all commitments by the Equityholder or any such Subsidiary to make advances or fund such Variable Funding Asset to the related Obligor expire or are irrevocably terminated or reduced to zero.

“Related Property” means, with respect to a Collateral Obligation, any property or other assets designated and pledged or mortgaged as collateral to secure repayment of such Collateral Obligation, including, without limitation, any pledge of the stock, membership or other ownership interests in the related Obligor or its subsidiaries, all Warrant Assets with respect to such Collateral Obligation and all proceeds from any sale or other disposition of such property or other assets.

“Related Security” means, with respect to each Collateral Obligation:

(a) any Related Property securing a Collateral Obligation, all payments paid in respect thereof and all monies due, to become due and paid in respect thereof accruing after the applicable Loan Date and all liquidation proceeds thereof;

(b) all guaranties, indemnities and warranties, insurance policies, financing statements and other agreements or arrangements of whatever character from time to time supporting or securing payment of any such indebtedness;

“Revolving Commitment” means, for each Revolving Lender, (a) prior to the Facility Termination Date, the commitment of such Revolving Lender to make Loans to the Borrower in an amount not to exceed, in the aggregate, the amount set forth opposite such Revolving Lender’s name on Annex B or pursuant to the assignment executed by such Revolving Lender and its assignee(s) and delivered pursuant to Article XV (as such Revolving Commitment may be reduced as set forth in Section 2.5), and (b) on and after the earlier to occur of (i) Facility Termination Date and (ii) the end of the Revolving Period, such Revolving Lender’s pro rata share of all Loans outstanding.

“Revolving Lender” means each Person that is listed as a “Revolving Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto in respect of the Revolving Loans and, in each case, their respective successors.

“Revolving Loans” has the meaning assigned to such term in Section 2.1.

“Revolving Period” means the period of time starting on the Effective Date and ending on the earliest to occur of (i) October 11, 2021 or, if such date is extended pursuant to Section 2.6, the date mutually agreed upon by the Borrower and each Lender Agent, (ii) the date on which the Facility Amount is terminated in full pursuant to Section 2.5 or (iii) the occurrence of an Event of Default.

“Sale Agreement” means the Sale and Contribution Agreement, dated as of the date hereof, by and between the Equityholder, as seller, and the Borrower, as purchaser.

“Sanctions” means any economic or financial sanctions or trade embargoes (or similar measures) imposed, administered or enforced from time to time by (a) the United States of America (including the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State), (b) the United Nations Security Council, (c) the European Union or any member state thereof, or (d) Her Majesty’s Treasury of the United Kingdom.

“Sanctioned Person” means any Person that is a designated target of any Sanctions or otherwise a subject of any Sanctions, including as a result of being (a) owned or controlled directly or indirectly by any Persons (or Person) that are designated targets of any Sanctions, or (b) organized or operating under the laws of, or a citizen or resident of, any country or territory that is subject to any comprehensive territory-wide Sanctions.

“Schedule of Collateral Obligations” means the list or lists of Collateral Obligations attached to each Asset Approval Request. Each such schedule shall identify the assets that will become Collateral Obligations, shall set forth such information with respect to each such Collateral Obligation as the Borrower or the Agent may reasonably require and shall supplement any such schedules attached to previously-delivered Asset Approval Requests.

“Scheduled Collateral Obligation Payment” means each periodic installment payable by an Obligor under a Collateral Obligation for principal and/or interest in accordance with the terms of the related Underlying Instrument.

“Second Amendment Effective Date” means June 13, 2019.

loan obligations, asset backed securities and commercial mortgage backed securities or any resecuritization thereof.

“Subsidiary” means, with respect to any Person, a corporation, partnership or other entity of which such Person and/or its other Subsidiaries own, directly or indirectly, such number of outstanding shares as have more than 50% of the ordinary voting power for the election of directors.

“Substituted Collateral Obligation” means, with respect to any Collection Period, any Warranty Collateral Obligation with respect to which the Equityholder has substituted in a replacement Eligible Collateral Obligation pursuant to Section 7.11 and the Sale Agreement.

“Swap Contracts” means, as to any Person, all payment and collateralization obligations of such Person in respect of (a) any rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc. (“ISDA”), any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such agreement.

“Target Portfolio Amount” means $~~250,000,000.~~415,000,000.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Official Body, including any interest, additions to tax or penalties applicable thereto.

“Term Commitment” means, with respect to each Term Lender, the commitment of such Term Lender to make Term Loans to the Borrower on the Effective Date, pursuant to an Assignment Agreement or on any Conversion Date in the amount of the total Term Loans as set forth on Annex B, as such amount may be terminated or reduced from time to time in accordance with the terms of this Agreement; provided that any reduction of a Term Loan shall result in a dollar for dollar reduction of the applicable Term Commitment.

“Term Lender” means each Person that is listed as a “Term Lender” on the signature pages hereto or any Assignment Agreement, any Person that shall have become a party hereto pursuant to this Agreement in respect of a Term Loan, any Person that shall have converted all or a portion of its Revolving Loans into Term Loans pursuant to Section 2.4(c) of this Agreement and, in each case, their respective successors, in each case other than any such Person that ceases to be a party hereto.

agreement may be amended, restated, supplemented or otherwise modified from time to time, a “Fee Letter”). Notwithstanding anything to the contrary herein, no Unused Commitment A or Unused Commitment B fees will be paid to Term Lenders on their Term Commitments.

Section 8.5 Monthly Report. The Collateral Administrator shall prepare (based on information provided to it by the Servicer, the Agent, the Lender Agents and the Lenders as set forth herein) a Monthly Report in the form of Exhibit D determined as of the close of business on each Determination Date and make available such Monthly Report to the Agent, each Lender Agent, the Borrower and the Servicer on each Reporting Date starting with the Reporting Date in November 2018. If any party receiving any Monthly Report disagrees with any items of such report, it shall contact the Collateral Administrator and notify it of such disputed item and provide reasonably sufficient information to correct such item, with (if other than the Agent) a copy of such notice and information to the Agent, each Lender Agent and the Servicer. Unless the Collateral Administrator is otherwise timely directed by the Agent, the Collateral Agent shall distribute a revised Monthly Report on the Business Day after it receives such information. If the Collateral Administrator is directed by the Agent that the Collateral Administrator should not make such correction, the Collateral Administrator shall take such action as instructed by the Agent and shall have no responsibilities with respect to the applicable Monthly Report. The Agent’s reasonable determination with regard to any disputed item in the Monthly Report shall be final.

Without limiting the generality of the foregoing, in connection with the preparation of a Monthly Report, the Agent and the Lender Agents shall be responsible for providing to the Collateral Administrator the information required by Section 3.4 for part (d) of Exhibit D for such Monthly Report on which the Collateral Administrator may conclusively rely. The Agent shall review and verify the contents of the aforesaid reports (including the Monthly Report), instructions, statements and certificates. Upon receipt of approval from the Agent, such reports, instructions, statements and certificates shall be executed by the Borrower and the Servicer and, in the case of the Monthly Report, the Collateral Agent shall make the distributions required by Section 8.3 pursuant to such Monthly Report.

ARTICLE IX

REPRESENTATIONS AND WARRANTIES OF THE BORROWER

In order to induce the other parties hereto to enter into this Agreement and, in the case of the Lenders, to make Loans hereunder, the Borrower hereby represents and warrants to the Agent, the Lender Agents and the Lenders as to itself, as of the Effective Date and each Funding Date, as follows:

Section 9.1 Organization and Good Standing. It has been duly organized and is validly existing under the laws of the jurisdiction of its organization, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted. It had at all relevant times and now has, power, authority and legal right (x) to acquire and own the Collateral Obligations and its interest in the Related Security, and to grant to the Collateral Agent a security interest in the Collateral Obligations and

ANNEX A

GSO STONE STREET LLC

as Borrower

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Jana Douglas

Telephone: 212-503-2025

Email: GSOAssetServicing@Blackstone.com

GSO DIRECT LENDING FUND-D LP

as Servicer and Equityholder

345 Park Avenue, 31st Floor

New York, NY 10154

Attention: Shaker Choudhury

Telephone: 212-503-2010

Email: GSOTreasury@Blackstone.com

CITIBANK, N.A.,

as Collateral Agent and Collateral Custodian

For delivering physical securities:

Citibank, N.A.

399 Park Avenue

Level “B”—Securities Vault

New York, NY 10022

Attn: Mr. Keith Whyte (212-559-1207), GSO Stone Street LLC

All physical securities must be sent by trackable courier service (e.g. UPS or Federal Express)

For all other purposes:

388 Greenwich Street

New York, New York 10013

Attn: Citibank Agency & Trust – GSO Stone Street LLC

Email: thomas.varcados@citi.com or call (888) 855-9695 to obtain the account administrator’s email address

VIRTUS GROUP, LP,

as Collateral Administrator

1301 Fannin Street, 17th Floor

Houston, TX 77002

Attention: GSO Stone Street LLC email: gsostonestreetllc@virtusllc.com

Fax: 888-467-3196

SOCIÉTÉ GENERALE,

as Agent

A-1

Annex B

Lender	Commitment	Revolving or Term Commitment
Société Generale	$ ~~110,000,000~~151,500,000	Revolving Commitment
Great American Life Insurance Company	$ ~~32,000,000~~25,000,000	~~Term~~Revolving Commitment
Great American Life Insurance Company	$ 58,800,000	Term Commitment
Great American Insurance Company	$ ~~8,000,000~~14,700,000	Term Commitment
Total	$ ~~150,000,000~~250,000,000

B-1

APPENDIX B

Reallocation Notice

Revolving Lender	Revolving Commitment (immediately prior to Amendment effectiveness)	Revolving Loans Outstanding (immediately prior to Amendment effectiveness)	Funds to Transfer	Funds to Receive	Revolving Commitment (immediately after Amendment effectiveness)	Outstanding Principal Balance of Revolving Loans (immediately after funds transfer pursuant to Amendment § 3.1)
Société Generale	$76,500,000	$57,296,819	0	$8,115,696.74	$151,500,000	$49,181,122.26
Great American Life Insurance Company	0	0	$8,115,696.74	0	$25,000,000	$8,115,696.74

Total	$76,500,000	$57,296,819	$8,115,696.74	$8,115,696.74	$176,500,000	$57,296,819.00

The funds to be transferred on the date hereof as set forth above shall be wired by the applicable transferee Revolving Lender(s) to the Agent pursuant to the following wiring instructions, and the Agent shall wire such amount to the applicable transferor Revolving Lender(s):

Bank: Societe Generale

ABA #: 026004226

Account Name: LSG

Ref: GSO Stone Street LLC

Account Number: 9051422